Exhibit 25.3


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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) | X |

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                                Citibank, N.A.

A National Banking Association                              13-5266470
                                                            (I.R.S. employer
                                                            identification no.)

111 Wall Street, 14th Floor, New York, New York             10005
(Address of principal executive offices)                    (Zip code)

                                Citibank, N.A.
                         111 Wall Street, 14th Street
                           New York, New York 10005
                      Attn: Jennifer Cupo (212) 657-2183


                    EACH DAIMLERCHRYSLER AUTO TRUST ____-__
   THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS SUPPLEMENT

              (Exact name of obligor as specified in its charter)

Delaware                                                    Applied for
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

c/o Chase Manhattan Bank USA, N.A., as Owner Trustee
c/o JP Morgan Chase
500 Stanton Christiana Rd.,
Fl. 3/OPS4
Newark, Delaware                                            19713
Or such other address specified in the applicable
Prospectus Supplement
(Address of principal executive offices)                    (Zip code)

                              Asset Backed Notes

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1.   General information.  Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of Currency, Washington, D.C.;
         Federal Deposit Insurance Corporation,
         Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.




         (b)   Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         No such affiliation exists with the trustee.

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

          1. A copy of the articles of association of the trustee now in effect.

          2. A copy of the certificates of authority of the trustee to commence business.

          3. A copy of the authorization of the trustee to exercise corporate trust powers.

          4.   A copy of the existing by-laws of the trustee.

          5.   Not Applicable.

          6. The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.




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                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 23th day of August, 2001.


                                   CITIBANK, N.A.



                                   By:   /s/ Kristen Driscoll
                                      ----------------------------
                                   Name:  Kristen Driscoll
                                   Title: Assistant Vice President